EXHIBIT 99.2

Blüm Holdings Executes Binding LOI to Acquire $14 Million Portfolio of Retail Assets Including Iconic Cookies Cannabis Dispensary

SANTA ANA, Calif., Feb. 13, 2024 (GLOBE NEWSWIRE) -- Blüm Holdings, Inc. (OTCQB: BLMH) (“Company,” “Blüm Holdings,” “we” or “us”), a cannabis company with operations throughout California, is pleased to announce the execution of a Binding Letter of Intent (“Binding LOI”) with Operators Only Corporation (“Operators Only”) to add three additional dispensaries to its retail portfolio (the “Proposed Acquisition”). If completed, the Proposed Acquisition could represent a significant milestone in Blüm Holdings’ expansion strategy and may help solidify the Company’s position as a key player in Northern California’s retail landscape.

Operators Only owns and operates three retail stores in Sacramento, including a flagship Cookies cannabis dispensary located in downtown Sacramento, a dispensary in North Sacramento, and another in South Sacramento.

“We are delighted to announce the successful execution of our Binding LOI with Operators Only,” said Sabas Carrillo, Chief Executive Officer of Blüm Holdings. “We expect the Proposed Acquisition to represent a significant step forward in our growth trajectory. Following a corporate reorganization, it is a privilege and point of pride for some of the best operators in the state to want to work with us."

If the Proposed Acquisition is completed, the addition of Operators Only's portfolio is expected to generate an estimated $14.0 million in additional revenue for Blüm Holdings. This substantial revenue increase reflects the robust potential of the Sacramento retail market and underscores the Company’s confidence in its long-term growth prospects.

"This is another step forward for Blüm Holdings to compete in and dominate the California cannabis market," continued Sabas.

The Proposed Acquisition is subject to the execution of definitive agreements. No assurances can be made that the Company will successfully negotiate and enter into definitive agreements for the Proposed Acquisition or that the Company will be successful in completing the Proposed Acquisition.

About Blüm Holdings

Blüm Holdings is a company focused on the cannabis sector with operations in California. Blüm Holdings operates four dispensaries and direct-to-consumer delivery, and several leading company-owned brands. Korova, a Blüm Holdings brand, is known for its high potency products across multiple product categories, including the legendary 1000 mg THC Black Bar.

For more info, please visit: https://blumholdings.com/.

Cautionary Note Regarding Forward Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. Such forward-looking statements are based on the Company’s current expectations based on information currently available and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Such risks may include, among other things, the risk that the Company will not achieve the anticipated benefits of Proposed Acquisition, such as growth of retail facilities and anticipated financial results; the risk that we may not be able to execute our growth strategies; the risk that we may not successfully negotiate and enter into definitive agreements for the Proposed Acquisition; and the risk that even if we are able to negotiate and enter into definitive agreements, the Proposed Acquisition may not be completed. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the Securities and Exchange Commission. Forward-looking statements included in this press release are based on information available to the Company as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contact:

Jason Assad

LR Advisors LLC.

jassad@blumholdings.com

678-570-6791